                                  Exhibit 23.1

             Consent of Grant Thornton LLP, Auditors for the Company



We have issued our report dated May 10, 1996, accompanying the consolidated financial statements of KCD Holdings Incorporated and subsidiary appearing in the fiscal 1996 Annual Report of the Company to its shareholders included in the Annual Report on Form 10-KSB for the year ended January 31, 1996, which are incorporated by reference in this Registration Statement on Form S-3. We consent to the incorporated by reference in the Registration Statement on Form S-3 of the aforementioned report.



                               Grant Thornton LLP

Los Angeles, California
January 21, 1997